N  E  W  S      R  E  L  E  A  S  E

Contact:   Robert C. Weiner
                 Vice President, Investor Relations
                  904-332-3287

PSS WORLD MEDICAL REPORTS FISCAL 2004 SECOND QUARTER RESULTS

Reports Consolidated Revenue Growth of 19.9% and $0.12 Earnings Per Share
Increases FY04 EPS Growth Goal to 90% - 110%

Second Quarter Highlights:

  Earnings per share of $0.12 per diluted share
  Consolidated revenue growth of 19.9%
    Physician Business revenue growth of 22.2%; same day sales growth of 14.9%
    Elder Care Business revenue growth of 15.9%; same day sales growth of 8.9%
  Consolidated operating margin of 4.0%
    Physician Business operating margin of 5.4%
    Elder Care Business operating margin of 4.2%
  Consolidated adjusted EBITDA growth of 41.9% to $17.6 million
  Consolidated return on committed capital of 25.0%
    Physician Business return on committed capital of 40.7%
    Elder Care Business return on committed capital of 27.1%
  Completion of acquisition in Elder Care Business

Jacksonville, Florida (October 29, 2003) – PSS World Medical, Inc. (NASDAQ/NM:PSSI) announced today its fiscal year 2004 second quarter results for the three and six-month periods ended October 3, 2003. The Company’s results reflect continuing success and account penetration of its customer-focused solutions sales and marketing programs in the physician office market and elder care markets.

        David A. Smith, President and Chief Executive Officer, commented, “We have a solid business plan that is being executed by a great team. Our customers are rewarding us with growth as they enjoy best in class service and product offerings combined with innovative supply chain solutions and marketing programs. Our operations are more efficient as we partner with customers and vendors to leverage our new systems and rationalized distribution infrastructure. The Company’s performance is ahead of our previously released expectations, enabling us to raise our goal for fiscal year 2004 to an expected increase of 90% to 110% in GAAP earnings per share over the $0.19 we reported last year.”

        Net sales for the three months ended October 3, 2003, were $ 346.7 million, an increase of 19.9%, compared with net sales of $289.1 million for the three months ended September 27, 2002. Net sales were positively impacted in the second quarter of fiscal year 2004 due to four additional selling days in the period compared with the second quarter last year. Net sales, based on average sales per day, increased by 12.8%, as adjusted to reflect the same number of selling days for the fiscal second quarter in fiscal years 2004 and 2003, including increases of 14.9% in the Physician Business and 8.9% in the Elder Care Business. Income from continuing operations for the three months ended October 3, 2003, was $8.3 million, or $0.12 per diluted share, each increasing by more than four fold compared with $1.6 million, or $0.02 per diluted share, for the same period in the prior fiscal year. Net income for the three months ended October 3, 2003, was $8.0 million, or $0.12 per diluted share, compared with a net loss for the three months ended September 27, 2002, of $55.1 million, or $0.77 per diluted share.

        In the second quarter of fiscal year 2004, the Company reversed $1.3 million of state and local sales, use and property tax reserves that were associated with the 1998 acquisition of Gulf South Medical Supply, the Elder Care Business. The operational tax charge reversal was due to the expiration of various taxing authorities’ statutes of limitations.

        Net sales for the six months ended October 3, 2003, were $655.9 million, an increase of 13.9%, compared with net sales of $575.9 million for the six months ended September 27, 2002. Net sales were positively impacted in the first half of fiscal year 2004 due to five additional selling days in the period compared with the same period last year. Net sales, based on average sales per day, increased by 9.6%, as adjusted to reflect the same number of selling days for the first six months in fiscal years 2004 and 2003, including increases of 10.4% in the Physician Business and 8.2% in the Elder Care Business. Income from continuing operations for the six months ended October 3, 2003, was $12.9 million, or $0.19 per diluted share, increasing by 163.3 % and 171.4% respectively, compared with $4.9 million, or $0.07 per diluted share, for the same period in the prior fiscal year. Net income for the six months ended October 3, 2003, was $12.6 million, or $0.19 per diluted share compared with a net loss for the six months ended September 27, 2002, of $52.6 million, or $0.73 per diluted share.

        David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “In addition to the significant acceleration of revenue growth this quarter, the Company delivered on its objectives of operating margin expansion. Both businesses improved in profitability, through lowering cost-to-serve ratios to sales, and by leveraging the volume growth over our new distribution infrastructure.

        “To support our revenue growth programs, we funded an increase in receivables and inventory of about $32 million in the quarter. Combined with a decrease in payables related to the timing of the end of the quarter, the Company used just under $20 million of cash in the second quarter. Our expectation, at this time, is that the full year impact will reduce our operating cash flow goal by about $10 million.”

        Mr. Smith added, “Our business is growing at a faster rate than forecasted as a result of solid execution by the team and proactive capital investments in our growth programs. The investment and execution are the foundation for our belief that our growth is sustainable.”

Fiscal 2004 Second Quarter Progress Report:

Physician Business:

Selected Program Revenue Growth *:	Actual Second Quarter Fiscal Year 2004	Goals Fiscal Year 2004
Rx Extreme	49.4%	25% - 30%
Advantage Club/Disposables	17.7%	10% - 12%
"Can Do" Equipment	26.7%	3% - 4%

        * As compared with the second quarter of fiscal year 2003.

        The Physician Business’ net sales growth of 22.2% in the second quarter of fiscal year 2004 reflected significant success and continuing account penetration of the Business’ customer-focused solutions sales programs, which were initiated in June 2003. Net sales of equipment significantly outpaced the Company’s goal for this product category, which reflected the market introduction of several new products marketed exclusively by the Physician Business. The Business’ Rx Extreme program slightly benefited from seasonal flu vaccine sales, which are expected to contribute more significantly to this product category’s sales in the Company’s third quarter of fiscal year 2004.

Elder Care Business:

Selected Program Revenue Growth *:	Actual Second Quarter Fiscal Year 2004	Goals Fiscal Year 2004
Housekeeping	48.3%	36% - 41%
Regional Accounts	30.4%	14% - 17%
Assisted Living and Homecare	42.6%	5% - 7%

        * As compared with the second quarter of fiscal year 2003.

        The Elder Care Business’ net sales growth of 15.9% reflected continuing gains in acquiring new regional long-term care, assisted living and home care customers as well as continued growth of the Business’ housekeeping products line. Additionally, the Elder Care Business benefited from further account penetration of its product formulary and supply chain solutions programs including ANSWERSTM, ANSWERS™HK, P.I.E. and F.A.S.T.

        Additionally, the Elder Care Business completed the acquisition of Highpoint Healthcare Distribution, a Texas-based marketing and distribution organization serving the long-term care, assisted living and home health care markets in Texas, Oklahoma and Kansas. The Business has added eight Highpoint sales representatives to the organization as a result of the business acquisition, which increases its presence in the region.

        The new, exclusive partnership agreement with Graham Field Health Products to market durable medical equipment (DME) to the long-term care, assisted living and home care markets is expected to begin gaining traction in these markets during the Company’s third quarter of fiscal year 2004. The partnership’s initial efforts have been focused on stocking Gulf South’s distribution infrastructure with products and integrating the sales, marketing and operations functions of both organizations.

        In closing, Mr. Smith added, “If you have tracked our progress you realize this success is no accident. We set a plan in motion to rebuild the business for sustainable long-term profitable growth. We remain committed to our mission and we are proud of our team for their development and solid execution of our plan.”

        The Company recorded $0.9 million in the fiscal year 2004 second quarter from the buyer of the Imaging Business as reimbursement of the costs the Company incurred to provide transition services.

        A listen-only simulcast and 90-day replay of PSS World Medical’s second quarter conference call will be available online through the Company’s website at www.pssworldmedical.com or www.fulldisclosure.com on October 30, 2003, beginning at 8:30 a.m. Eastern time.

        PSS World Medical, Inc. is a specialty marketer and distributor of medical products to physicians, elder care providers and other alternate-site healthcare providers through its two business units. Since its inception in 1983, PSS has become a leader in the market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

        Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Company’s website at www.pssworldmedical.com, and selecting “Investor Relations” and “Additional Financial Information.” If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

Glossary of Terms:
Physician Business:

  Rx Extreme Program is the Physician Business' comprehensive program offering pharmaceutical, vaccine and general injectibles products to office-based physicians in all 50 states. The term "Extreme" symbolizes the Physician Business' significant commitment to its customers to become the leading provider of these products and related services to the U.S. physician market. The Rx Extreme program was launched in June 2003.
  Advantage Club is the Physician Business' customer membership club that enables customers to participate in exclusive promotions for a broad selection of commonly used products with the ability to receive products at no charge based on purchasing levels. The Advantage Club program was launched in June 2003.
  "Can Do" Program - the industry's premier equipment marketing program, enables customers to access a broad portfolio of industry-leading laboratory and diagnostic equipment as well as certain exclusive products available only through PSS. The "Can Do" equipment program launched several new products during the first quarter of fiscal year 2004.
  SRxSM is the Physician Business' automated marketing program tailored to physician specialties, combining disease states, pharmaceutical therapeutics, diagnostic tests, and reimbursement.

   Elder Care Business:

  ANSWERS(TM)HK is the Elder Care Business' housekeeping products program designed for providers of regional and independent skilled nursing facilities and assisted living services. The program provides customers with access to industry-leading products and efficiency discounts based on achieving certain purchasing levels and meeting other contractual terms.
  Partners In Efficiency, (P.I.E.) is the Elder Care Business' product program designed to reduce customers' product procurement costs and drive operating efficiencies in their businesses by committing to certain purchasing levels and standardized ordering procedures.
  Fast Accurate Supply Technology, (F.A.S.T.) is the Elder Care Business' industry-leading ordering, bar-code scanning product usage and inventory management system that utilizes a Palm Pilot-based operating platform.
  ANSWERSTM is the Elder Care Business' best-practice marketing program, aligning the best practices of elder care providers with the most efficient distribution activities, producing savings for both customers and distributors.

         All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross and operating margins, and earnings, statements regarding the Company’s current business strategy, the Company’s ability to complete and integrate acquired businesses and generate acceptable rates of return, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, are based upon current expectations. Specifically, forward-looking statements in this Press Release include, without limitation, the Company’s expected increase in GAAP EPS of 90%-110% in fiscal year 2004; the expected operational cash flow in fiscal year 2004; the ability to sustain revenue growth and expected growth rates of the marketing programs in its Physician and Elder Care Businesses; expected flu vaccine sales during fiscal year 2004; and expected sales growth from durable medical equipment. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: the availability of sufficient capital to finance the Company’s business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company’s business, such as the Medicare cliffs, changes in malpractice insurance rates and tort reform ; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Statements of Operations
(In millions, except share data)

	Three Months Ended		Six Months Ended
	Oct. 3, 2003	Sept. 27, 2002	Oct. 3, 2003	Sept. 27, 2002
Net sales	$346.7	$289.1	$655.9	$575.9
Cost of goods sold	248.6	206.6	470.0	412.6

Gross profit	98.1	82.5	185.9	163.3
General and administrative expenses	61.3	52.5	119.6	103.7
Selling expenses	24.1	20.9	45.7	41.2
Other general and administrative expenses (a)	(1.0)	4.0	0.1	6.2

Income from operations	13.7	5.1	20.5	12.2

Other (expense) income:
Interest expense	(1.3)	(2.5)	(2.5)	(4.9)
Interest and investment income	0.2	0.2	0.2	0.4
Other income	1.1	(0.3)	3.2	0.1

	0.0	(2.6)	0.9	(4.4)

Income from continuing operations before
provision for income taxes	13.7	2.5	21.4	7.8
Provision for income taxes	5.4	0.9	8.5	2.9

Income from continuing operations	8.3	1.6	12.9	4.9

Discontinued operations:
Loss from discontinued operations (net
of benefit for income taxes of $0.0,
$0.7, $0.0 and $1.2, respectively)	--	(1.1)	--	(1.9)
Loss on disposal of discontinued operations (net of benefit
for income taxes of $0.2, and $34.7, respectively)	(0.3)	(55.6)	(0.3)	(55.6)

Total loss from discontinued operations	(0.3)	(56.7)	(0.3)	(57.5)

Net income (loss)	$8.0	$(55.1)	$12.6	$(52.6)

Earnings (loss) per share - Basic:
Income from continuing operations	$0.12	$0.02	$0.19	$0.07
Total loss from discontinued operations	0.00	(0.80)	0.00	(0.81)

Net income (loss)	$0.12	$(0.78)	$0.19	$(0.74)

Earnings (loss) per share - Diluted:
Income from continuing operations	$0.12	$0.02	$0.19	$0.07
Total loss from discontinued operations	0.00	(0.79)	0.00	(0.80)

Net income (loss)	$0.12	$(0.77)	$0.19	$(0.73)

Weighted average shares (in thousands):
Basic	66,984	70,913	67,316	71,092
Diluted	67,722	71,536	67,864	71,953

PSS WORLD MEDICAL, INC.
Consolidated Balance Sheets
(In millions, except per share and share data)

	Oct. 3, 2003	March 28, 2003
ASSETS	(Unaudited)	(1)
Current Assets:
Cash and cash equivalents	$9.6	$19.2
Accounts receivable, net	185.5	154.4
Inventories, net	96.6	79.7
Employee receivables	0.1	0.1
Prepaid expenses and other	12.9	16.3
Deferred tax assets	28.5	27.3

Total current assets	333.2	297.0

Property and equipment, net	61.3	61.3
Other Assets:
Goodwill	67.6	61.1
Intangibles, net	9.9	5.8
Deferred tax assets	17.7	26.0
Employee receivables	--	0.1
Other	24.0	20.6

Total assets	$513.7	$471.9

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$90.5	$90.6
Accrued expenses	27.2	27.2
Revolving line of credit	111.9	83.0
Other	8.8	7.3

Total current liabilities	238.4	208.1
Other	22.6	18.6

Total liabilities	261.0	226.7

Shareholders' Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized,
no shares issued and outstanding	--	--
Common stock, $.01 par value; 150,000,000 shares authorized,
67,028,150 and 67,870,561 shares issued and outstanding
at October 3, 2003 and March 28, 2003, respectively	0.7	0.7
Additional paid-in capital	320.7	325.6
Unearned compensation	(0.2)	--
Accumulated deficit	(68.5)	(81.1)

Total shareholders' equity	252.7	245.2

Total liabilities and shareholders' equity	$513.7	$471.9

(1) Derived fromaudited financial Statements

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended		Six Months Ended
	Oct. 3, 2003	Sept. 27, 2002	Oct. 3, 2003	Sept. 27, 2002
Cash Flows From Operating Activities:
Net income (loss)	$8.0	$(55.1)	$12.6	$(52.	6)
Adjustments to reconcile net loss to
net cash (used in) provided by operating activities:
Total loss from discontinued operations	0.3	56.7	0.3	57.5
Depreciation	3.2	3.0	6.3	5.8
Amortization of intangible assets	0.6	0.6	1.1	1.2
Amortization of debt issuance costs	0.3	0.7	0.5	1.0
Provision for doubtful accounts	2.1	1.0	3.4	1.7
Provision (benefit) for deferred income taxes	5.4	(0.6)	8.5	(1.5)
Provision for notes receivable	--	2.9	--	2.9
Provision for deferred compensation	0.2	0.2	0.4	0.4
Loss on sale of property and equipment	--	0.1	--	0.1
Changes in operating assets and liabilities, net of effects
from business combination and discontinued operations:
Accounts receivable	(27.8)	(5.1)	(30.7)	(6.9)
Inventories, net	(4.6)	(1.4)	(15.5)	(4.6)
Prepaid expenses and other current assets	3.7	--	3.6	5.3
Other assets	(3.1)	(4.7)	(4.5)	(6.1)
Accounts payable	(15.2)	10.0	(2.4)	9.4
Accrued expenses and other liabilities	7.3	7.1	3.4	5.4
Net cash (used in) provided by discontinued operations	--	(14.8)	--	1.6

Net cash (used in) provided by operating activities	(19.6)	0.6	(13.0)	20.6

Cash Flows From Investing Activities:
Payments for business acquisitions	(13.5)	(4.5)	(13.5)	(4.5)
Capital expenditures	(3.7)	(3.3)	(6.3)	(6.2)
Payments on noncompete agreements	(0.1)	(0.3)	(0.2)	(0.4)
Payments of transaction costs for sale of Imaging Business	(0.4)	--	(1.4)	--
Net cash used in discontinued operations	--	(0.7)	--	(1.1)

Net cash used in investing activities	(17.7)	(8.8)	(21.4)	(12.2)

Cash Flows From Financing Activities:
Net proceeds under revolving line of credit	29.3	--	28.9	--
Proceeds from note receivable	1.2	--	1.2	--
Proceeds from issuance of common stock	0.3	0.1	0.3	0.2
Repayment of Senior Subordinated Notes	--	(19.0)	--	(19.0)
Payment of premium to retire Senior Subordinated Notes	--	(0.7)	--	(0.7)
Purchase of treasury stock shares	--	(9.5)	(5.6)	(9.5)

Net cash provided by (used in) financing activities	30.8	(29.1)	24.8	(29.0)

Net decrease in cash and cash equivalents	(6.5)	(37.3)	(9.6)	(20.6)
Cash and cash equivalents, beginning of period	16.1	70.3	19.2	53.6

Cash and cash equivalents, end of period	$9.6	$33.0	$9.6	$33.0

PSS WORLD MEDICAL, INC.
Unaudited Operating Highlights
(Dollars in millions)

	Three Months Ended		Six Months Ended
	Oct. 3, 2003	Sept. 27, 2002	Oct. 3, 2003	Sept. 27, 2002
Net Sales:
Physician Business	$225.4	$184.4	$421.8	$367.6
Elder Care Business	121.3	104.7	234.1	208.3

	$346.7	$289.1	$655.9	$575.9

Income from Operations:
Physician Business	$12.2	$5.7	$19.4	$11.2
Elder Care Business	5.1	4.7	9.3	8.6
Corporate Shared Services	(3.6)	(5.3)	(8.2)	(7.6)

	$13.7	$5.1	$20.5	$12.2

Other General and Administrative Expenses:
Physician Business	$0.3	$0.8	$1.5	$2.7
Corporate Shared Services	(1.3)	3.2	(1.4)	3.5

	$(1.0)	$4.0	$0.1	$6.2

Adjusted Income from Operations (b):
Physician Business	$12.5	$6.5	$20.9	$13.9
Elder Care Business	5.1	4.7	9.3	8.6
Corporate Shared Services	(4.9)	(2.1)	(9.6)	(4.1)

	$12.7	$9.1	$20.6	$18.4

Adjusted EBITDA (r)	$17.6	$12.4	$31.1	$25.4

Ratio to Net Sales:
Income from operations	4.0%	1.8%	3.1%	2.1%
Other general and administrative expenses	(0.3%)	1.4%	0.0%	1.1%
Adjusted income from operations	3.7%	3.1%	3.1%	3.2%

Return on Committed Capital ("ROCC") (g) :	Three Months Ended Oct. 3, 2003	Six Months Ended Oct. 3, 2003
Physician Business	40.7%	34.4%
Elder Care Business	27.1%	25.0%
Total Company	25.0%	21.8%
Asset Management:	As of
	Oct. 3, 2003	March 28, 2003
Operational working capital (h)	$191.6	$143.5

Net Debt:
Bank debt	$111.9	$ 83.0
Cash and cash equivalents	9.6	19.2

Net debt	$102.3	$ 63.8

PSS WORLD MEDICAL, INC.
Unaudited Segment Information
(Dollars in millions)

	Three Months Ended		Six Months Ended
	Oct. 3, 2003	Sept. 27, 2002	Oct. 3, 2003	Sept. 27, 2002

Other General and Administrative Expenses:

Physician Business:
Restructuring costs and expenses	$--	$(0.2)	$0.4	$0.5
Accelerated depreciation	--	--	0.1	0.1
Rationalization expenses	0.3	0.8	0.8	1.8
Other	--	0.2	0.2	0.3

	$0.3	$0.8	$1.5	$2.7

Corporate Shared Services:
Restructuring costs and expenses	$--	$--	$--	$--
Merger costs and expenses	--	0.4	--	0.7
Operational tax charge reversal	(1.3)	(0.1)	(1.4)	(0.1)
Other	--	2.9	--	2.9

	$(1.3)	$3.2	$(1.4)	$3.5

Total Company:
Restructuring costs and expenses (i)	$--	$(0.2)	$0.4	$0.5
Merger costs and expenses (m)	--	0.4	--	0.7
Accelerated depreciation (j)	--	--	0.1	0.1
Operational tax charge reversal (n)	(1.3)	(0.1)	(1.4)	(0.1)
Rationalization expenses (k)	0.3	0.8	0.8	1.8
Other (l)	--	3.1	0.2	3.2

	$(1.0)	$4.0	$0.1	$6.2

DSO (c):
Physician Business	40.3	44.5
Elder Care Business	51.8	52.4

DOH (d):
Physician Business	38.3	42.0
Elder Care Business	26.4	32.6

DIP (e):
Physician Business	38.8	44.8
Elder Care Business	26.4	34.0

Cash Conversion Days (f):
Physician Business	39.8	41.7
Elder Care Business	51.8	51.0

PSS WORLD MEDICAL, INC.
Unaudited Adjusted EBITDA Calculation
(Dollars in millions)

	Three Months Ended			Six Months Ended
	Oct. 3, 2003		Sept. 27, 2002	Oct. 3, 2003		Sept. 27, 2002
Income from continuing operations	$8.3		$1.6	$12.9		$4.9

Plus: Interest expense	1.3		2.5	2.5		4.9
Less: Interest and investment income	(0.2)		(0.2)	(0.2)		(0.4)
Plus: Provision for income taxes	5.4		0.9	8.5		2.9
Plus: Depreciation (q)	3.2		3.0	6.2		5.7
Plus: Amortization of intangible assets	0.6		0.6	1.1		1.2
Plus: Other G&A expenses	(1.0)		4.0	0.1		6.2

Adjusted EBITDA	$17.6		$12.4	$31.1		$25.4

Reconciliation of Adjusted EBITDA
to Cash Provided by Operating Activities

Adjusted EBITDA	$17.6		$12.4	$31.1		$25.4
Operating Asset & Liability Changes:
Accounts receivable	(27.8)		(5.1)	(30.7)		(6.9)
Inventories, net	(4.6)		(1.4)	(15.5)		(4.6)
Prepaid expenses and other current	3.7		--	3.6		5.3
Other assets	(3.1)		(4.7)	(4.5)		(6.1)
Accounts payable	(15.2)		10.0	(2.4)		9.4
Accrued expenses and other liabilities	7.3		7.1	3.4		5.4
Net cash provided by (used in)
discontinued operations	--		(14.8)	--		1.6
Noncash Expenses included in Adjusted EBITDA:
Amortization of debt issuance costs	0.3		0.7	0.5		1.0
Provision for doubtful accounts	2.1		1.0	3.4		1.7
Provision (benefit) for deferred income taxes	5.4		(0.6)	8.5		(1.5)
Provision for notes receivable	--		2.9	--		2.9
Provision for deferred compensation	0.2		0.2	0.4		0.4
Loss on sale of property and equipment	--		0.1	--		0.1
Cash Expenses Excluded from Adjusted EBITDA:
Interest expense	(1.3)		(2.5)	(2.5)		(4.9)
Interest and investment income	0.2		0.2	0.2		0.4
Provision for income taxes	(5.4)		(0.9)	(8.5)		(2.9)
Other G&A expenses	1.0		(4.0)	(0.1)		(6.2)
Accelerated depreciation	--		--	0.1		0.1

Cash (Used in) Provided by Operating Activities	$(19.	6)	$0.6	$(13.	0)	$20.6

PSS WORLD MEDICAL, INC.
Unaudited Return on Committed Capital
(Dollars in millions)

	Three Months Ended Oct. 3, 2003
	Physician Business	Elder Care Business	Total Company
Annualized Return	$52.0	$21.2	$57.6
Average Committed Capital (o)	127.8	78.3	230.5
ROCC (p)	40.7%	27.1%	25.0%

Return:
Income from continuing operations	$6.9	$2.3	$8.3
Provision for income taxes	4.5	1.5	5.4
Interest expense	1.0	1.3	1.3
Amortization of intangible assets	0.3	0.2	0.6
Other G&A expenses	0.3	--	(1.0)
Interest and investment income	--	--	(0.2)

	$13.0	$5.3	$14.4

	Physician Business		Elder Care Business		Total Company
	Oct. 3, 2003	June 30, 2003	Oct. 3, 2003	June 30, 2003	Oct. 3, 2003	June 30, 2003

Average committed capital:
Accounts receivable, net	$110.9	91.0	$74.6	$65.0	$185.5	156.0
Inventories, net	68.9	64.5	27.7	26.2	96.6	90.7
Employee receivables, current
and non-current	--	0.1	--	--	0.1	0.1
Prepaid expenses and other	2.2	3.7	2.5	2.7	12.9	16.4
Deferred tax assets, current	4.1	4.2	5.6	4.4	28.5	27.5
Property and equipment, net	46.9	47.6	6.3	5.4	61.3	60.8
Other noncurrent assets	11.5	10.6	2.9	2.2	24.0	22.9
Deferred tax assets, non-current	(10.5)	(11.9)	0.3	0.7	17.7	22.9

Accounts payable	(67.5)	(67.6)	(21.2)	(32.8)	(90.5)	(103.5)
Accrued expenses	(14.1)	(10.7)	(5.1)	(3.7)	(27.2)	(22.0)
Other current liabilities	(4.8)	(3.1)	(2.0)	(1.0)	(8.8)	(6.5)
Other noncurrent liabilities	(10.7)	(9.8)	(2.3)	(1.9)	(22.6)	(21.3)
Accrued loss on disposal
of discontinued operations	--	--	--	--	1.7	1.6
Deferred tax asset generated from
the sale of the Imaging Business	--	--	--	--	(28.8)	(35.1)

	$136.9	$118.6	$89.3	$67.2	$250.4	$210.5

Average committed capital	$127.8		$78.3		$230.5

PSS WORLD MEDICAL, INC.
Return on Committed Capital
(Dollars in millions)

	Six Months Ended Oct. 3, 2003
	Physician Business	Elder Care Business	Total Company
Return	$43.8	$19.4	$49.8
Average Committed Capital (o)	127.4	77.7	228.8
ROCC (p)	34.4%	25.0%	21.8%

Return:
Income from continuing operations	$10.8	$4.1	$12.9
Provision for income taxes	7.1	2.7	8.5
Interest expense	1.9	2.5	2.5
Amortization of intangible assets	0.6	0.4	1.1
Other G&A expenses	1.5	--	0.1
Interest and investment income	--	--	(0.2)

	$21.9	$9.7	$24.9

	Physician Business		Elder Care Business		Total Company
	Oct. 3, 2003	March 28, 2003	Oct. 3, 2003	March 28, 2003	Oct. 3, 2003	March 28, 2003
Average committed capital:
Accounts receivable, net	$110.9	91.2	$74.6	$63.2	$185.5	154.4
Inventories, net	68.9	56.5	27.7	23.3	96.6	79.7
Employee receivables, current
and noncurrent	--	0.1	--	--	0.1	0.2
Prepaid expenses and other	2.2	6.5	2.5	2.4	12.9	16.3
Deferred tax assets, current	4.1	4.2	5.6	4.4	28.5	27.3
Property and equipment, net	46.9	48.9	6.3	4.8	61.3	61.3
Other noncurrent assets	11.5	9.3	2.9	1.8	24.0	20.6
Deferred tax assets, noncurrent	(10.5)	(11.6)	0.3	0.9	17.7	26.0

Accounts payable	(67.5)	(61.9)	(21.2)	(27.5)	(90.5)	(90.6)
Accrued expenses	(14.1)	(13.8)	(5.1)	(4.7)	(27.2)	(27.2)
Other current liabilities	(4.8)	(3.3)	(2.0)	(1.0)	(8.8)	(7.3)
Other noncurrent liabilities	(10.7)	(8.2)	(2.3)	(1.5)	(22.6)	(18.6)
Accrued loss on disposal
of discontinued operations	--	--	--	--	1.7	2.7
Deferred tax asset generated from
the sale of the Imaging Business	--	--	--	--	(28.8)	(37.7)

	$136.9	$117.9	$89.3	$66.1	$250.4	$207.1

Average committed capital	$127.4		$77.7		$228.8

PSS WORLD MEDICAL, INC.
Footnotes

(a)	Other general and administrative expenses include restructuring costs and expenses, merger costs and expenses, accelerated depreciation, operational tax charge reversal, rationalization expenses, and other costs. Refer to the detail of these charges on page 10.

(b)	Adjusted Income from Operations is the sum of income from operations and other general and administrative expenses. Management reviews Adjusted Income from Operations when evaluating and comparing the performance of each operating segment on a monthly and quarterly basis. Management believes Adjusted Income from Operations is an important measure of profitability and return.

(c)	DSO is average accounts receivable divided by average daily net sales. Average accounts receivable is the sum of accounts receivable at the beginning and ending of the period divided by two. Average daily net sales is the sum of net sales for each of the three months in the given quarter divided by ninety.

(d)	DOH is average inventory divided by average daily cost of goods sold (“COGS”). Average inventory is the sum of inventory at the beginning and ending of the period divided by two. Average daily COGS is the sum of COGS for each of the three months in the given quarter divided by ninety.

(e)	DIP is average accounts payable divided by average daily COGS. Average accounts payable is the sum of accounts payable at the beginning and ending of the period divided by two.

(f)	Cash Conversion Days is the sum of DSO and DOH less DIP.

(g)	Management reviews ROCC when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes ROCC is an important measure of profitability and return.

(h)	Operational working capital equals accounts receivable plus inventory minus accounts payable.

(i)	Restructuring costs and expenses include involuntary employee termination costs, lease termination costs, and branch shutdown costs related to various plans adopted by management and the Board of Directors.

(j)	Accelerated depreciation represents additional depreciation as a result of revising the estimated useful lives of certain assets in connection with certain restructuring plans adopted by the Company.

(k)	Rationalization expenses primarily include payroll, travel and entertainment, and other expenses related to the conversion to the new Enterprise Resource System and the conversion of the service centers described in the Physician Business restructuring plan adopted during the third quarter of fiscal year 2002 (“Rationalization Programs”).

(l)	Other costs primarily include lease termination costs related to closed facilities.

(m)	Merger costs and expenses relate to the Retention Bonus Plans that were adopted during fiscal year 2000.

(n)	Operational tax charge reversal relates to the charge previously recorded by the Elder Care Business during fiscal year 1999.

(o)	Average committed capital equals the sum of the committed capital of the most recent two quarters or fiscal years, divided by two.

(p)	ROCC equals return divided by committed capital. Return is annualized for quarterly calculations.

(q)	Depreciation for the six months ended October 3, 2003 and September 27, 2002 excludes $0.1 million of accelerated depreciation as such amounts are included in Other G&A expenses.

(r)	Adjusted EBITDA represents income from continuing operations before extraordinary loss, plus provision for income taxes, interest expense, amortization expense, other general and administrative expenses, less interest and investment income. Management reviews Adjusted EBITDA when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes Adjusted EBITDA is an important measure of liquidity.